EXHIBIT 10.4

                        WARRANT FOR PURCHASE OF SHARES OF
                                  COMMON STOCK
                                       OF
                           EVEREST MEDICAL CORPORATION

                                February 16, 1996

     For value received, Okabena Partnership K, a Minnesota general partnership, or its registered assigns (the "Holder"), is entitled to purchase from Everest Medical Corporation, a Minnesota corporation (the "Company"), at any time on or before February 16, 2001, Two Hundred Ninety Thousand Nine Hundred and Nine (290,909) fully paid and nonassessable shares of the Company's Common Stock, $.01 par value (such class of stock being hereinafter referred to as the "Common Stock" and such shares of Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Shares"), at an exercise price equal to $2.75 per share ("Warrant Exercise Price").

     This Warrant has been issued to the Holder by the Company pursuant to that certain Note Purchase Agreement, dated February 16, 1996, between the Company and the Holder (the "Note Purchase Agreement"), and is subject to the terms and provisions thereof.

     This Warrant is subject to the following provisions, terms and conditions:

     1. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it, by cash, certified check or bank draft, of the warrant exercise price for such shares. The Company agrees that the Warrant Shares so purchased shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares as aforesaid. Certificates for the shares of Warrant Shares so purchased shall be delivered to the Holder within 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of
Warrant  Shares,  if any,  with  respect  to  which  this  Warrant  has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for the Warrant Shares, except in accordance with the provisions and subject to the limitations of Paragraph 6 below.

     2. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     3. This Warrant shall be subject to redemption by the Company at any time after the first anniversary date of its issuance at the call price of $0.01 per Warrant Share if the average of the last sale price (or if the last sale price is not reported, the closing bid price) of the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, over any period of forty-five (45) consecutive trading days is equal to or greater than 140% of the exercise price of the Warrant. Notice of the call of the Warrant and the date scheduled for such call (the "Call Date") shall be provided to the Holder within thirty (30) days after such forty-five (45) consecutive trading days and at least thirty (30) days prior to the Call Date. The Holder shall continue to have the right to exercise this Warrant until the close of business, Minneapolis time, on the business day prior to the Call Date. On the Call Date, the Company will deliver to the Holder a certified or cashier's check for the full amount of the call price, and the Holder shall deliver the original Warrant to the Company.

THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

     4. The foregoing provisions are, however, subject to the following:

     (a) The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     (b) In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common
Stock, the Warrant Exercise Price and the Warrant Call Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price and the Warrant Call Price in effect immediately prior to such combination shall be proportionately increased.

     (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

     (d) Upon any adjustment of the Warrant Exercise Price and the Warrant Call Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price and the Warrant Call Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at the Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

     6. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (y) the Company will not accept the exercise of this Warrant or issue certificates for Warrant Shares and (z) neither this Warrant nor any Warrant Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Warrant Shares is to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any Warrant Shares shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

     7. The Holder of this Warrant and holders of the Warrant Shares shall be entitled to the registration rights set forth in Section 9 of the Note Purchase Agreement.

     8. (a) In addition to and without limiting the rights of the holder of this Warrant with respect to other terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 8 at any time or from time to time prior to its expiration, subject to the restrictions set forth in paragraph (c) below. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 8 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

     (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

     (c) In the event the Conversion Right would, at any time this Warrant remains outstanding, be deemed by the Company's independent certified public accountants to give rise to a charge to the Company's earnings for financial reporting purposes, then the Conversion Right shall automatically terminate upon the Company's written notice to the holder of this Warrant of such adverse accounting treatment.

THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.

     (d) For purposes of this paragraph 8, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price", calculated as of the Conversion Date, as follows:

     (i) if the Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Conversion Date, or

     (ii) if the Common Stock is not traded on an exchange or on the Nasdaq National Market but is traded on Nasdaq SmallCap Market or other over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Conversion Date, or

     (iii) if the Common Stock is not traded on an exchange or on the Nasdaq National Market, Nasdaq SmallCap Market or other over-the counter market, then the price per share established by the Board of Directors of the Company.

     9. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

     10. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.


                                          EVEREST MEDICAL CORPORATION


                                           By /s/ John L. Shannon, Jr.
                                              John L. Shannon, Jr.
                                               Chief Executive Officer


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.